UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2012

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52041	16-1634847
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11000 North IH-35, Austin, Texas	78753-3195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 837-8810

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2012, Golfsmith International Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Golf Town USA Holdings Inc. (“Golf Town”) and Major Merger Sub, Inc., a wholly-owned subsidiary of Golf Town (“Merger Sub”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Golf Town. Holders of the outstanding shares of the Company’s common stock at the effective time of the Merger (the “Effective Time”) will receive $6.10 per share in cash.

The Company’s Board of Directors (the “Company Board”), upon the recommendation of its Transaction Committee (the “Transaction Committee”) and following a process pursuant to which the Transaction Committee explored and evaluated strategic alternatives, has unanimously approved the Merger Agreement and recommended that the Company’s stockholders adopt the Merger, the Merger Agreement and the transactions contemplated thereby.

Concurrently with the execution of the Merger Agreement, Atlantic Equity Partners III, L.P. (the “Principal Stockholder”) entered into a Voting Agreement (the “Voting Agreement”) with Golf Town. Pursuant to the Voting Agreement, the Principal Stockholder has delivered a written consent adopting the Merger Agreement following the execution of the Merger Agreement. Additionally, certain officers of the Company (together with the Principal Stockholder, the “Supporting Stockholders”) have executed and delivered to the Company a written consent adopting the Merger Agreement. Consequently, stockholders owning an aggregate of approximately 51.1% of the Company’s outstanding shares of common stock have adopted the Merger Agreement.

Notwithstanding stockholder approval, the Company may, under certain circumstances, terminate the Merger Agreement to accept a Superior Proposal (as defined below) prior to the Effective Time. In the event of such termination, the Voting Agreement will also terminate. A “Superior Proposal” is a written acquisition proposal for 50% or more of the Company’s equity or assets which is more favorable to the Company’s stockholders from a financial point of view than the Merger and is reasonably likely to be completed.

Following the delivery of the written consent by the Supporting Stockholders, no further action by any of the Company’s stockholders will be required to adopt the Merger Agreement or approve the Merger.

The Merger Agreement

At the Effective Time, and as a result of the Merger, each outstanding share of the Company’s common stock (other than shares owned by Golf Town and its subsidiaries, shares owned by the Company and its subsidiaries and shares owned by stockholders seeking appraisal rights) will be converted into the right to receive $6.10 in cash, without interest.

Consummation of the Merger is subject to certain conditions, including (i) the adoption of the Merger Agreement by the Company’s stockholders (which has already been obtained), (ii) the minimum time period required by Rule 14c-2 and Schedule 14C under the Securities Exchange Act of 1934, as amended, before the Merger can be effected shall have elapsed after the mailing to the Company’s stockholders of the definitive information statement with respect to the Merger, (iii) the expiration or termination of the applicable Hart-Scott-Rodino waiting period, (iv) the absence of any law, order or injunction prohibiting the consummation of the Merger and (v) performance by the Company, Golf Town and Merger Sub of their respective obligations in all material respects and, subject to certain exceptions, the accuracy of representations and warranties. The Merger is not conditioned on Golf Town obtaining any debt financing.

Golf Town will fund the purchase price of the equity and pay all transaction expenses that have not previously been paid prior to completing the Merger. In addition, the Company has obtained an amendment and waiver from General Electric Capital Corporation to its existing revolving credit facility that waives any default that would otherwise result from the consummation of the Merger (the “Waiver”). The Waiver eliminates the need to refinance the Company’s revolving credit agreement in connection with the Merger. The Waiver is not subject to any conditions and became effective upon signing.

The Company and Golf Town have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use reasonable best efforts to cause the Merger to be consummated. In addition, the Company has covenanted to conduct the business of the Company in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger.

The Merger Agreement contains a “no-shop” provision, pursuant to which the Company may not solicit, initiate, or take any action to knowingly encourage alternative transactions, enter into any discussions relating to acquisition proposals, change its recommendation to the Company’s stockholders to adopt the Merger Agreement, enter into an agreement with respect to an alternative transaction or amend or terminate confidentiality or standstill provisions with third parties, except as described below.

The Company Board may amend or terminate any confidentiality or standstill provisions if it determines that failure to take such action could reasonably be expected to be inconsistent with its fiduciary duties. If the Company receives an acquisition proposal without breaching its obligations under the no-shop provision, the Company Board may furnish information pursuant to an Acceptable Confidentiality Agreement (as defined below) or enter into discussions with respect to such acquisition proposal if, upon the recommendation of the Transaction Committee, the Company Board determines that the acquisition proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, subject to notifying Golf Town and keeping Golf Town reasonably informed. An “Acceptable Confidentiality Agreement” is a confidentiality agreement between the Company and any person entered into prior to the Merger Agreement, or entered into on or after the date of the Merger Agreement with confidentiality provisions that are no less favorable to the Company than those contained in the confidentiality agreement between the Company and Golf Town Canada dated June 8, 2011.

If the Company receives an acquisition proposal without breaching its obligations under the no-shop provision, that the Company Board, upon the recommendation of the Transaction Committee, determines constitutes a Superior Proposal, and also determines that failure to change its recommendation or terminate the Merger Agreement would reasonably be expected to be inconsistent with its fiduciary duties, the Company Board may change its recommendation or terminate the Merger Agreement to concurrently enter into an agreement with respect to the Superior Proposal, after giving Golf Town three business days’ notice and the opportunity to match the terms of such Superior Proposal.

The Company Board may also, upon the recommendation of the Transaction Committee, withdraw or modify its recommendation to the Company’s stockholders to adopt the Merger Agreement if it learns of material new facts or circumstances unrelated to an acquisition proposal and determines that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties.

The Merger Agreement contains certain termination rights for both the Company and Golf Town. The Merger Agreement requires the Company to pay a termination fee of $3,800,000 (equal to approximately 3.5% of the aggregate equity value of the Merger) if, prior to the Effective Time, (i) the Company terminates the Merger Agreement to enter into an agreement with respect to a Superior Proposal or

(ii) Golf Town terminates the Merger Agreement due to (a) an uncured intentional breach by the Company and prior to the earlier of such termination and the Effective Time, an acquisition proposal is made by a third party and within one year of the termination the Company enters into an agreement for such acquisition proposal or consummates that transaction or (b) a change of recommendation by the Company Board.

The Merger Agreement further provides that Golf Town will pay to the Company a termination fee of $8,200,000 (the “Purchaser Breach Termination Fee”) if the Merger Agreement is terminated under certain circumstances because Golf Town has breached its obligations under the Merger Agreement or a termination fee of $6,500,000 (the “Purchaser Financing Termination Fee” and together with the Purchaser Breach Termination Fee, the “Purchaser Termination Fees”) if the Merger Agreement is terminated under certain circumstances because Golf Town fails to complete the Merger because the Waiver is not in full force and effect. The Company will not need to prove damages as a condition to receiving such Purchaser Termination Fees.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Voting Agreement

As noted above, the Principal Stockholder agreed, pursuant to the Voting Agreement, to deliver to the Company and Golf Town, no later than the first business day following execution of the Merger Agreement, a written consent with respect to the shares of the Company’s common stock owned by it in favor of adoption of the Merger Agreement and the other transactions contemplated thereby. The Voting Agreement further provides that, during the term of the Voting Agreement, the Principal Stockholder will vote at any meetings of the stockholders of the Company or in any written consent in favor of the Merger and the other transactions contemplated by the Merger Agreement and against (i) any action or agreement that would result in a material breach of the Merger Agreement or the Voting Agreement, (ii) any action that would materially interfere with, delay or adversely affect in any material respect the Merger or any other transaction contemplated by the Merger Agreement and (iii) any alternative transaction.

While the Voting Agreement remains in effect, the Principal Stockholder is prohibited from transferring any shares of the Company’s common stock owned by it or subsequently acquired, subject to certain exceptions, including transfers pursuant to the Merger Agreement. The Principal Stockholder has also agreed not to solicit, initiate or take any action to knowingly facilitate or encourage competing acquisition proposals, subject to certain limited exceptions.

The Voting Agreement will terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) any change of recommendation by the Company Board and (iv) the effectiveness of any amendment, modification or supplement to, or waiver under, the Merger Agreement that would reduce the consideration payable pursuant to the Merger or is otherwise materially adverse to the Principal Stockholder.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2012, the Company adopted an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”) to add a new section, Section 9.8, “Forum”, providing that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. The complete text of the Bylaws is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events

On May 14, 2012, the Company and Golf Town issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Notice Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including with respect to the expected completion of the transaction and expected growth of the combined business, benefits and synergies of the proposed transaction, future opportunities for the combined company, and any other statements about future expectations, beliefs, goals, plans or prospects. These forward-looking statements are based on our beliefs, assumptions, and expectations of future events, taking into account the information currently available to us. These statements may include, among others, expectations for completing the transaction, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of future store openings, store remodels and capital expenditures, the likelihood of our success in expanding our business, financing plans, working capital needs and sources of liquidity. The words “may,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “potential,” “target,” “project,” “intend,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition we express or imply in any forward-looking statements. We note these factors pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this filing. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

2.1	Agreement and Plan of Merger, dated May 11, 2012, among the Company, Golf Town USA Holdings Inc. and Major Merger Sub, Inc.*

3.1	Bylaws of the Company, as amended.

10.1	Voting Agreement, dated May 11, 2012, by and between Atlantic Equity Partners III, L.P. and Golf Town USA Holdings Inc.

99.1	Joint Press Release, dated May 14, 2012

*	The Merger Agreement is attached as an exhibit to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Golf Town or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Golf Town or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the company disclosure letter that the parties have exchanged (the “Company Disclosure Letter”). Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in most cases they are subject to qualifications with respect to the Company reports filed with the U.S. Securities and Exchange Commission, material adverse effect and/or knowledge, and (iii) they may be modified in important part by the Company Disclosure Letter. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

May 14, 2012	By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: President, Chief Operating Officer and Chief Financial Officer